Exhibit 10.16

Second Amendment to Employment Agreement

This Second Amendment (“Second Amendment”), to the Employment Agreement (the "Agreement") dated February 27, 2007 between Payment Data Systems, Inc. ("PDS") and Michael R. Long (“Executive") is entered into this 12th day of April, 2010 and is made part of the Agreement which is hereby amended as follows:

1.           Definitions.  All capitalized terms used herein and not expressly defined herein shall have the respective meanings given to such terms in the Agreement.

2.           Entire Agreement.  Except as expressly modified by this Second Amendment, the Agreement shall be and remain in full force and effect in accordance with its terms and shall constitute the legal, valid, binding and enforceable obligations of PDS and Executive.

3.           Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

4.           Section References.  Section titles and references used in this Second Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

5.           Now, therefore, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged:

a.	The Base Salary as set forth in Schedule 4(a)(i) of Schedule 1 to the Agreement is hereby amended to be $24,000 per annum in year 2010.

b.
Schedule 4(b) of Schedule 1 of the Agreement is replaced in its entirety with, “BONUS: Not to exceed 100% of the highest salary received in any year of the Agreement as described in Schedule 4(a)(i) of Schedule 1.”

This Second Amendment amends the Agreement as set forth herein. All previously existing obligations under the Agreement are hereby reaffirmed in all respects.

In witness thereof, the parties hereto have caused this Second Amendment to the Agreement to be executed on the day and year first above written.

Payment Data Systems, Inc.		Executive

By:	/s/ Louis A. Hoch	By:	/s/ Michael R. Long
Name: Louis A. Hoch		Name: Michael R. Long
Title: President & COO